UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2014

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On January 15, 2014, Allscripts Healthcare Solutions, Inc. (the “Company”) will present at the 32nd Annual J.P. Morgan Healthcare Conference in San Francisco, California (the “Conference”).

During the Conference, the Company’s management intends to disclose, among other things, that during the next three fiscal years (2014-2016) and based on current industry trends and economic conditions:

•	The Company’s management currently expects the Company’s non-GAAP revenue to increase at an average compound annual growth rate of approximately 5% to 8% annually; and

•	The Company’s management currently expects the Company’s adjusted EBITDA to increase at an average compound annual growth rate of approximately 18% to 22% annually.

A copy of the Company’s presentation is furnished as Exhibit 99.1. The Company intends to use this presentation at other investor conferences.

The information contained in, or incorporated into, Item 7.01 (including the Exhibit hereto) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

This Current Report on Form 8-K (including the Exhibit hereto) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s financial estimates and anticipated cost savings. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results could differ from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance. Certain factors that could cause the Company’s actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2012 and in the Company’s most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2013. Each of these reports is available on the Company’s website (http://investor.allscripts.com) and on the Securities and Exchange Commission’s website (http://www.sec.gov).

This Current Report on Form 8-K (including the Exhibit hereto) includes references to non-GAAP revenue and adjusted EBITDA, each of which adjusts for certain items and is not considered a measure under generally accepted accounting principles in the United States (“GAAP”). Non-GAAP revenue consists of GAAP revenue as reported and adds back deferred revenue and other adjustments for GAAP purposes. Adjusted EBITDA consists of GAAP net income as reported and adjusts for: the provision for revenue deferral; the provision/(benefit) for income taxes; net interest expense and interest income and other income/(expense); stock-based compensation expense; depreciation and amortization; deferred revenue and other adjustments; non-recurring and transaction-related costs; and non-cash asset impairment charges. The Company’s management believes that these non-GAAP measures are useful in measuring the comparable results of the Company from period to period. However, non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures determined or calculated in accordance with GAAP. Because of the forward-looking nature of the Company’s forecasted non-GAAP revenue and adjusted EBITDA, specific quantifications of the amounts that would be required to reconcile forecasted non-GAAP revenue and adjusted EBITDA are not available. The Company believes that there is a degree of volatility with respect to certain of the Company’s GAAP measures that precludes the Company from providing accurate forecasted GAAP to non-GAAP reconciliations. Based on this, the Company believes that providing estimates of the amounts that would be required to reconcile the range of non-GAAP revenue to forecasted GAAP revenue and the range of adjusted EBITDA to forecasted GAAP net income would imply a degree of precision that would be confusing or misleading to investors.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Allscripts Healthcare Solutions, Inc. presentation slides

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: January 14, 2014

	By:	/s/ Brian P. Farley
Brian P. Farley General Counsel